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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, of our report dated
March 5, 2001 (except with respect to the matter discussed in Note 2 as to which the date is June 6, 2001) included in Sonus Networks, Inc.'s Form 8-K filed on June 21, 2001 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

Boston, Massachusetts
August 6, 2001